PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dycom Industries conference call. At this time all participants are in a listen-only mode. Later we will conduct a question and answer session and instructions will be given at that time. I would now like to turn the call over to Mr. Steven Nielsen.

Steven Nielsen - Dycom Industries — President, CEO

Thank you, Mary, and our apologies for a late start. Good morning everyone. I would like to thank you for attending this conference call to review expectations for our second quarter. With me we have in attendance Richard Dunn, our Chief Financial Officer and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick?

Rick Vilsoet - Dycom Industries — General Counsel

Thank you, Steve. Statements made in the course of this conference call that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additionally, additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended July 28, 2007 and the Company’s quarterly report on Form 10-Q for the quarter ended October 27, 2007. The Company does not undertake to update forward-looking information.

Steven Nielsen - Dycom Industries — President, CEO

Thanks, Rick. Yesterday after the market’s close, we lowered our expectations for the second quarter of fiscal 2008 which ended January 26th. Revenue is expected to be approximately $285 million with a loss expected of $0.07 or $0.08 per share from continuing operations. Included in this loss is the impact of the previously announced wage and hour class action settlement with respect to three of Dycom’s subsidiaries. On a non-GAAP basis excluding this impact, earnings per share from continuing operations are expected to be $0.03 or $0.04 on a fully diluted basis. Included in results is the reversal of $1.1 million of stock-based compensation expense triggered by the financial performance criteria of our restricted stock awards.

These expected results were impacted by a significant decline in customer spending during January which was a product of a noticeable softening in the intensity with which a broad range of customers executed near-term spending plans.

This was evident in the delayed approval of calendar 2008 budgets by certain customers, the pace with which approved budgets were executed during January, overall volumes of available work, and in certain instances, customer-specific delays. Customer spending declines were not the consequence of any noteworthy customer project cancellations and in fact the quarter was marked by a number of notable contract extensions and one new master contract award.

Due to the pace of January’s unexpected revenue decline, gross margin was negatively affected. This was compounded by winter weather which was more difficult than in the year-ago period. As a result of all of these developments, we’re actively addressing cost reductions as appropriate. Cash collections were robust during the quarter and all outstanding balances under our credit facility were repaid. Cash on hand at the end of the quarter exceeded $27 million and total liquidity, including availability under the credit facility, exceeds $250 million.

While disappointed by these results, we retain strong customer relationships and a robust balance sheet. We are well positioned to respond to our customers’ needs when their spending intensity returns and we remain confident in the long-term growth drivers of our business and our ability to maintain and expand our market leadership. Now, Mary, we will open the call for questions.

QUESTION AND ANSWER

Operator

Brian Kren, DLS Capital.

Brian Kren - DLS Capital — Analyst

Where are you seeing most of the weakness? Which particular vendors?

Steven Nielsen - Dycom Industries — President, CEO

Because we are doing this as a pre-release, we’ll have full customer detail on our earnings call, which will be two weeks from tomorrow. I think what we would say is that we’re seeing good spending on growth initiatives, new technology deployments in those parts of the network that are not involved. In those deployments, we have seen a reassessment of what kind of the overall economic climate has done to what people are spending on those parts of the network. And that’s pretty broad-based both with respect to telephone and cable.

Brian Kren - DLS Capital — Analyst

So just to reiterate what you said, the pullback that you’re seeing from the customers is primarily due to their perceptions of where the economy might head?

Steven Nielsen - Dycom Industries — President, CEO

I think what we’re seeing, and this is just our perspective, is that they are actively managing their networks and in those areas where it makes sense they are pulling back with respect to new housing extensions. There has been obviously some commentary about housing starts being down and resales being down so that some of the activity on the cable installation side of the business as the cable operators said has been somewhat lower. So it’s really not around the new product deployments, but around the balance of the network.

Operator

John Kasprzak, BB&T Capital Markets.

John Kasprzak - BB&T Capital Markets — Analyst

Thank you. Just to follow up on that, Steve when you say the balance of the network, could you perhaps give us some color? Are we talking about maintenance type expenditures or is — the housing market is well into a downturn. Is it just that your customers are only now just seeing that impact? Maybe you could give us some more color on that?

Steven Nielsen - Dycom Industries — President, CEO

I think what we saw and we talked about on our last call is last year clearly the housing impact is one that we have seen and dealt with. And last year, last calendar year, we saw these growth initiatives not only offset softening with respect to housing and other demands on the traditional network, but they made up for it and we had a good growth year. This year, I think this calendar year, I think what we are seeing is that people are looking at — from a new calendar year perspective looking at the appropriate level of investment in the network given where the economy is and they are making what from their perspective are good choices about how to do that. It’s just impacting what work is currently available to us. That being said, we are sentiment to shift. Our customers are all well capitalized and clearly have the wherewithal to spend. It’s just a function of what they deem to be the right level given the overall climate.

John Kasprzak - BB&T Capital Markets — Analyst

Is it your sense or your best guess at this point that this is more of a pause, given that we know the economy is weakening? January appears to be a bad month across the board, something that could start up again. Is there any way to gauge, maybe you’ve had conversations with the customers about their sentiment, or it’s just a big unknown?

Steven Nielsen - Dycom Industries — President, CEO

Well I think I look at things kind of first from a structural perspective. As we noted in the press release and our comments, we are not seeing project cancellations. It’s really just the pace at which the projects are being pursued. So that’s a good thing. Our customers are very — have lots of financial resources and I think that the intensity with which they spend will be a function of what they see in the real economy. And I expect they will adjust their plans accordingly were that to change.

John Kasprzak - BB&T Capital Markets — Analyst

Are you guys changing your CapEx plans in response to this?

Steven Nielsen - Dycom Industries — President, CEO

What we have always done, Jack, when we have seen pauses like we’ve seen now is because we spend money when times are good and times are bad, we always invest in our fleets. We have a lifecycle approach to investment. That being said, because our fleet is in good shape, for us to pause somewhat and slow down on capital spending is something that we can do if that makes sense. We won’t slow down on technology initiatives, we won’t slowdown on replacing assets that are due to their life cycle have higher operating costs. But to the extent that growth slows somewhat, we don’t have any commitments that tell us we can’t slow discretionary CapEx when we need to.

John Kasprzak - BB&T Capital Markets — Analyst

What about cost cutting initiatives on your part? You mentioned that in the press release. Have you started down any path there, or is that something that might be done in response to the situation if it were to be longer, deeper than you might assume now?

Steven Nielsen - Dycom Industries — President, CEO

We really approach that, Jack, in two ways. One, we’re right sizing our field work forces for the amount of work available from the customers. That caught us a little bit by surprise in January given the unexpected nature of it, but we know about it now. Our field managers are reacting to that and we are confident that we will do that. In terms of looking at our overall G&A structure, we’ve worked hard to build up a good team of people and we’ll certainly revisit that at some point but we’re not thinking about that right now. It’s really just a field right sizing for the amount of available work.

Operator

Simon Leopold, Morgan-Keegan.

Simon Leopold - Morgan-Keegan — Analyst

Steve, first, getting back to one of your earlier questions. In terms of maybe if you could parse out the customer verticals between primarily the telco and cable TV verticals. Is one worse than the other?

Steven Nielsen - Dycom Industries — President, CEO

I think, Simon, what we said is it’s really not between the two verticals as you term them. It is really about those expenditures that are around new technology deployments that enable new products, and those that are more focused on maintaining the existing legacy networks. And that’s really the way to think about it across both businesses now. We have varying degrees of exposure to individual customers. Some were more growth oriented, some were more legacy oriented. So it moves from customer, but that’s the way to think about it in broad terms.

Simon Leopold - Morgan-Keegan — Analyst

And then in terms of looking out to recovery from this point, I presume based on some of your commentary that your backlog should be rising versus the October quarter. Do you have that number available?

Steven Nielsen - Dycom Industries — President, CEO

We’re still going through the closing process, Simon, so we’re not going to give you an exact number, but I would point you to the press release where we talked about some notable contract extensions and one new master contract award. And this is the period of the year where we go through contractor renewals. So we are comfortable with the trajectory of the backlog.

Simon Leopold - Morgan-Keegan — Analyst

So is it safe to conclude it is going up? And really looking at the press release, I’m drawing that conclusion, I want to make sure that’s logical.

Steven Nielsen - Dycom Industries — President, CEO

I think you are correct directionally.

Simon Leopold - Morgan-Keegan — Analyst

My last question is, looking at how you’re adjusting your cost and responding to this, I want to get a sense of — my understanding as this happened, the shift happened so abruptly in January you couldn’t really adjust costs quickly. If we look out into the next quarter, how do you see gross margin trending on a scenario where either business is stable or business recovers? How does your gross margin move?

Steven Nielsen - Dycom Industries — President, CEO

We are thinking about that and we will give more detailed guidance in a couple weeks Simon. I think to the extent that things stabilize that we will be able to manage our field forces accordingly to move gross margin in the right direction and that what we are working on right now. Obviously this quarter was unacceptable and we’re going to do what we have to improve it. That is all going to be bounded by the available work opportunity. And the real issue in January is not only was the work didn’t slow fairly quickly, but its load in an environment where our customers do have strong plans for 2008 and it’s just difficult to surplus resources when you’re uncertain about how long time may go by before you need them again. So we’re wrestling with that issue every day in order to make sure we get the right field cost structure.

Operator

Jamie Cook, Credit Suisse.

Jamie Cook - Credit Suisse — Analyst

Just one other question. In the press release you also mentioned that the weather in January I guess hurt results as well. I’m just wondering if you could sort of quantify that or tell us how much was the weather-related versus just a slowdown in customer spending.

Steven Nielsen - Dycom Industries — President, CEO

I think Jamie the way we drafted the release was to indicate that weather on a year-over-year basis was certainly not helpful but that the real driver to the results was the softening in the spend. And so it didn’t help, but it was not the primary factor behind the results that we expect.

Jamie Cook - Credit Suisse — Analyst

Is there any way to help us quantify, is the slowdown in customer spending 80% of the shortfall and weather 20% just so we can get some degree of how much is a slowdown in spending versus something that you could not control?

Steven Nielsen - Dycom Industries — President, CEO

The difficulty, Jamie, is that in a soft spending environment, weather has a more pronounced impact. If we had a stronger spending environment, we probably could have worked through the weather. If you followed the news, the floods in California were a pretty significant impact on those projects out there and the snow in the Southeast and some others. But the thing to really focus on is the environment and exacerbated by the weather, but it’s the environment that is driving the results.

Jamie Cook - Credit Suisse — Analyst

I think everyone is trying to ask the question slightly differently. I know you don’t want to distinguish between telecom and cable and you’re saying the new stuff geared towards new products is still sort of moving forward. But is there any way you can help us with what major customers impacted you? Because to some degree, that will help us track any changes in your business. Or, was it across all of your customers? And any way you can help us.

Steven Nielsen - Dycom Industries — President, CEO

I think all of our customers have growth initiatives in terms of rolling out new technology; on the telephone side, obviously their entry into video and on the cable side into telephony. And I think all of that work was pretty much as expected, where the issue was in those parts of their spend that were not directly tied to those initiatives, there appeared to be in the climate that we are in some revisiting of the right level of spend from their perspective would be compared to last year.

Jamie Cook - Credit Suisse — Analyst

So across the board in any spending not related towards new technologies across every customer, you saw slowdown?

Steven Nielsen - Dycom Industries — President, CEO

I think generally it was a pretty broad-based slowdown as people looked at the right level of investment for the economic climate. Even to the extent that where there were projects on the housing side where the timing of which they would address a new housing project, they may have waited a little bit. It doesn’t mean they’re not going to do it, it just meant that there was a delay as they assessed what the right time to spend the money was.

Jamie Cook - Credit Suisse — Analyst

I guess as you look towards 2008, what will be your approach on the pricing front given that you are seeing delays? Do you plan to be more price aggressive in order to offset some of the slowdown in spending and are you seeing any change from your competition?

Steven Nielsen - Dycom Industries — President, CEO

Jamie, we always price to the value that we provide the customer and that is the environment that we’re going to work in. To be aggressive on pricing in this industry in an environment where there might be a pause is usually not very successful. So that’s not what we will be doing.

Jamie Cook - Credit Suisse — Analyst

My last question, one of the other comments you made in response to somebody else’s questions I think was that you aren’t seeing at this point any cancellation. Have you gone back and communicated with your customers to check that what is in your backlog is good and if that’s not a risk going forward?

Steven Nielsen - Dycom Industries — President, CEO

The way these contracts work is that they are assigned generally for a number of years and we see a steady flow of individual work orders that come through those contracts every day. That flow continues. The pace in some areas is lower than expected, but there’s work that flows in every day. So particularly when we’re providing maintenance services, those contracts at least in the near-term cannot be canceled because we’re the primary resource providing the service.

Operator

Alex Rygiel, FBR Capital Markets.

Alex Rygiel - FBR Capital Markets — Analyst

Can you quantify the slowdown in the maintenance related type work that is associated with new residential homes and/or light commercial construction activity?

Steven Nielsen - Dycom Industries — President, CEO

What we talked about last calendar year, Alex, was we certainly can quantify the downturn in the housing work that is directly related to deploying new service in subdivisions or apartment complexes or those kinds of things. What is very difficult for us to quantify in any way is to say when that work falls off, what does that do to the maintenance requirements or the upgrade requirements or the rest of the network. All we can tell you is that qualitatively, those geographies that are not involved in some of these growth initiatives, they seem to be from the customer’s perspective reducing spending prudently because there is not the demand that new housing and all of the other activity associated with it would place on the network. There is no magic formula where you can just look at a particular task and see that it went away. It’s really just that there’s less of them in the current climate.

Alex Rygiel - FBR Capital Markets — Analyst

So right now, you are not sure if the slowdown is due to a direct slowdown in new residential construction or a reduction in spending on typical maintenance of existing customers?

Steven Nielsen - Dycom Industries — President, CEO

No. What we’ve said is we can be very clear, and we said it last year that the reduction in spending to serve new subdivisions, new apartment, new commercial. We know how much that is off and that was more than offset last year by all of the growth initiatives that we participate in for our customers. What appears to be happening this year is that customers are looking at the falloff in housing and saying obviously we’re not going to spend money to deploy cable to subdivisions that are not going to be built or aren’t going to be finished, but what does that do to the demands on the rest of the network and how does that alter what I need to invest in the rest of the networks. And that is the part that is hard to quantify and always has been.

Alex Rygiel - FBR Capital Markets — Analyst

On a unit volume basis, is your locating business up year-over-year or down year-over-year?

Steven Nielsen - Dycom Industries — President, CEO

At this point, the ticket activity in the locating business, which is fairly well correlated with the overall economy, is down and we saw that being down significantly more in January than it was year-over-year in November or December.

Alex Rygiel - FBR Capital Markets — Analyst

Is it down double-digits year-over-year?

Steven Nielsen - Dycom Industries — President, CEO

It depends on the geography, but I think generally that is true.

Alex Rygiel - FBR Capital Markets — Analyst

In the past when January started out slow, when if at all might we see a catch-up in spending by the customer? Does it happen in February-March, or does it happen in October, November, December?

Steven Nielsen - Dycom Industries — President, CEO

Every cycle is a little bit different and I don’t know that we have any particular wisdom as to when that happens. It is certainly easier for the customers to spend money in those parts of our business where we perform work outside when the weather breaks in March and April. To the extent we are involved in new growth initiatives that are primarily underground related, certainly we did not do a whole lot of underground construction in New York or New England. But come March and April, that work will return and there will be opportunities there.

Alex Rygiel - FBR Capital Markets — Analyst

At this point, does the month of February look any different than the month of January?

Steven Nielsen - Dycom Industries — President, CEO

We have been through a whole round of forecast calls over the last couple of days, and there has been — some areas have firmed, but in this business to sit there and say that on one week’s results you can meaningfully forecast some kind of a trend line I think is reaching. Obviously as we get deeper in the month we will spend lots of time to see what we can figure out, but it’s hard to say on one week.

Alex Rygiel - FBR Capital Markets — Analyst

And you mentioned you had a new master service contract award. Can you expand upon that, quantify it, talk about the geography or the customer, and same with the contract extension?

Steven Nielsen - Dycom Industries — President, CEO

We’re not going to talk about them in detail, other than to say that as we talked about on the November call, there was a number of contracts with one of our leading customers that had a 12-31 repricing. And we’ve been through that, we’re happy with the result, we’re working on those contracts and the new award is in the southeast with an existing customer where we just expanded our footprint in the state and it’s a nice expansion of that footprint.

Operator

James Nash, Dialectic Capital.

James Nash Analyst

My question is, when you are looking at beginning of year expectations for capital expenditures from telco and cable companies, have we now gotten to the point even though it’s early on in the year where those estimates seem overly aggressive in your eyes? And if you can comment at all on whether that CapEx decline versus forecast perhaps for 2008 will be more on the Telco or cable side?

Steven Nielsen - Dycom Industries — President, CEO

I think what we have said is, none of our customers have announced publicly or to us or anybody else that I’m aware of that they have changed their view as to capital spending. Some have not come out with their fourth quarter results, and so we’ll wait to see what they have to say. But nothing in their behavior is indicating that on growth initiatives and new products and things that they have said are strategically core to their businesses that they have changed their outlook. So, we have not seen that. We have a number of customers that have outlined their CapEx expectations for calendar ‘08 in the last three weeks and we have not been surprised by any of those announcements.

James Nash Analyst

How about a rough range, and I know this is going to be a very rough range in terms of what you’re categorizing as the growth initiatives that you have not seen any drop-off in versus some of the legacy stuff that you are talking about. What percentage of CapEx plans for telco and cable companies in general is coming from those new growth initiatives versus the legacy stuff that has seen a drop off?

Steven Nielsen - Dycom Industries — President, CEO

You would have to look to what our customers have disclosed, but those are not real precise disclosures. And for us, we’re just reacting to what we’re seeing. We’re not reacting to some overall macro assessment. These are big customers. We don’t work for them everywhere they have footprint, and so it’s just hard for us to work from those big numbers back other than to say in aggregate the CapEx spending plan seem to be coming out where people expected for ‘08 based on those companies that have been out so far.

James Nash Analyst

Just on the growth initiatives out, not necessarily in the legacy?

Steven Nielsen - Dycom Industries — President, CEO

No, they have provided CapEx disclosures for the full-year for all their spending.

Operator

Alan Mitrani, Sylvan Lake Asset Management.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

Could you remind us what your CapEx plans, gross CapEx plans, were for fiscal year ‘08 and whether you have shifted — I know you said you have not yet fully adjusted it, but it seems like based on the cash generation you had this quarter that you shifted some of it to the back half or suspended some of it. Can you just comment on that, please?

Steven Nielsen - Dycom Industries — President, CEO

Yes. I think, Alan, on the last call on a net basis we had talked about 70 to $75 million of CapEx. I think we are obviously going to assess that based on the environment, but we have not done anything material at this point in the second quarter to change what the plan was.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

Okay. Have you seen the used equipment market turn down in terms of prices that you’re able to get for product?

Steven Nielsen - Dycom Industries — President, CEO

We are still addressing that and that is a market that fluctuates all of the time, but I haven’t seen anything that indicates one way or another that there is a clear trend.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

What lessons can you take versus — you went through the telecom bust in 2000, 2001, 2002. I realize this is not a disaster like that with competitors running around with no business. It’s more of a significant slowdown and a sharp slowdown. But what lessons can you take in terms of how to analyze your business or how to plan for this over the next 1.5 years? Maybe you can give us a sense of what specifically you can do. Are there businesses or internally divisions that you think you can right-size the way you’ve done in the past, are there acquisitions that could be opportunistic in order to come out of this better?

Steven Nielsen - Dycom Industries — President, CEO

I think, Alan, as you said, we have been through slowdowns before. This is not from my perspective, because our customers are so much more healthy than they were in that previous cycle that we don’t perceive this as the same way. We will right-size our businesses. We have growth opportunities. To the extent that the overall economy slows, that will put pressure on smaller competitors, that will create organic growth opportunities, it will create acquisition opportunities when they make sense. One of the businesses that we are proud we grew through the last recession is our business with Embarq, which is about a $75 million business. And in large part, that was done through some market share opportunities we took advantage of in 2003. And that will throwing off lots of cash flow and adding value today. So there are always opportunities and we also will continue to make investments in information technology and there are things that we’re doing right now to manage the business more efficiently that quite honestly technology didn’t exist five years ago. So that is an opportunity for us also.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

I missed this answer, I apologize if you’re repeating it. Which specific geographic areas were more weak than others? Were they the areas, the way other companies have said, where there has been more pronounced downturn in housing?

Steven Nielsen - Dycom Industries — President, CEO

I think it was fairly broadly based, Alan. Clearly, we don’t do a whole lot of work in the Northeast and the Upper Midwest this time of year, so it’s unclear to me whether I can draw any broader conclusions about that, other than the normal seasonal impact. But I would say in rest of the business, and perhaps the more energy related geographies like the Gulf Coast, that’s fairly broadly based.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

Lastly, I realize you’re going to report in a couple of weeks, I do appreciate it, two to questions here. Your balance sheet seems to be really clean. Based on what you said, does that mean you had $27 million of cash and you paid down all of the debt down except for the $150 million bonds that are outstanding?

Steven Nielsen - Dycom Industries — President, CEO

That is correct.

Richard Dunn - Dycom Industries — CFO

And a little bit of capitalized leases.

Steven Nielsen - Dycom Industries — President, CEO

We had some capitalized leases that we serviced that we’re rolling off, but yes, we paid off the entirety of the revolver and to have that much cash.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

And just remind us how large — I know you put in a small buyback recently. How big is the buyback? Have you finished it, and how much is left?

Steven Nielsen - Dycom Industries — President, CEO

There’s about $12.3 million left on the authorization that we received from the Board in August of last year.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

Lastly, because I know everybody’s trying to adjust their models, I guess it would be prudent to assume the next quarter or so at least still looks pretty ugly based on — it looked like you were on track to do much better based on your November and December numbers if you say January was the halt given that you came it at roughly $285 million of revenues. Could we assume since you don’t know what’s going on either in the short-term for your customers, we should just take February, March and April and also take down that number significantly with lower margins as well?

Steven Nielsen - Dycom Industries — President, CEO

We’ll provide guidance on the next call. We’re still working through that process. As we said to an earlier question, we have ten days of results to evaluate in February and we’ll have more when we have the call in a couple of weeks.

Operator

Greg Weaver, Invicta Capital.

Greg Weaver - Invicta Capital — Analyst

Of the budgets that you said weren’t approved that were holding things up, has that all been cleared now?

Steven Nielsen - Dycom Industries — President, CEO

The way that works, Greg, is that generally the budgets are set at the corporate level, but then there is a process where those get communicated down to individual businesses or districts, and that has been unsettled although that’s working itself through but it’s taking a little longer this year than it has in the past.

Greg Weaver - Invicta Capital — Analyst

Let me try to take another cut at this, maintenance versus strategic here. Could you give us a sense maybe of what percent of your business is related to maintenance versus strategic type work?

Steven Nielsen - Dycom Industries — President, CEO

If we customer think about the customer detail that we provide, we know the locate business is generally driven by overall economic activity, people that are excavating for residential, nonresidential, highway, all types of construction. So we know that is a little less than 20%. The installation business has — that we have talked about that we do along with cable construction certainly has an element where they are deploying the triple play. There are other elements that are just basically installing service in new homes or as people move from home to home. And so that is a mix. And then, the construction businesses, we have talked about the work that we predominately do for Verizon being their fiber to the premise initiative, so we know that is more growth related. And AT&T is much more of a mix.

Operator

Michael Bresler, Alson Capital.

Michael Bresler - Alson Capital — Analyst

In terms of the maintenance spending, can you differentiate between what we would call network maintenance and then your cable installation business and maybe kind of segment out where if one of those divisions or segments was weaker or stronger?

Steven Nielsen - Dycom Industries — President, CEO

I don’t think we’re prepared to go into that level of detail because — although I know that it would be helpful to everybody, I cannot provide answers that imply precision beyond what is available in the way the businesses are operated. It just — a general — as we talked about earlier, it’s just a general softness in the intensity of the spend. It hasn’t gone away, the projects are there. People need our services, but the pacing was just not as aggressive in January as it was in November and December.

Michael Bresler - Alson Capital — Analyst

It’s just that a lot cable operators are talking about very significant reductions in churn, and that would comport with weakness in the installation business on a gross add basis.

Steven Nielsen - Dycom Industries — President, CEO

I think what I saw, I’m not sure that I read that they commented on churn, I think they generally said that the impact of housing has had some impact on basic subscriber growth and high-speed data and other things. And clearly as cable operators talk about that, that certainly has to impact our business. That being said, their voice adds continue to grow strongly and that’s an offset.

Operator

Jack Kasprzak, BB&T Capital Markets.

John Kasprzak - BB&T Capital Markets — Analyst

With regard to the customer CapEx budgets which you had said — and they have all reported I guess within the last month or so are unchanged for 2008. At the end of the day, Steve, to make this situation permanent in that it might impact your long-term growth opportunity and what the street had been expecting to be a growth opportunity for the Company, would we have to see those CapEx budgets eventually come down? Is that the crux of the matter, either the CapEx budgets come down and this problem extends itself, or they don’t and this is a deferral or a delay of business?

Steven Nielsen - Dycom Industries — President, CEO

I think that is a reasonable way to think about it, Jack, with one caveat. It would be nice that we had a tight correlation to their overall capital budgets. Depending on the customer, if we are more growth focused to the extent that they spend less money on the maintenance and the rest of the network that’s more general economy related, that can be good for our business. We did grow 9% in the quarter roughly on an organic basis if you can run the numbers. So it’s not like it all went away, it’s just really a customer by customer issue and the fact that certainly January was much softer than November and December.

Operator

Alex Rygiel, FBR Capital Markets.

Alex Rygiel - FBR Capital Markets — Analyst

Steve, will your headcount within your fulfillment business be higher or lower after your cost reductions as compared to maybe a few months ago?

Steven Nielsen - Dycom Industries — President, CEO

I think that’s not the right way to think about it, Alex. The fulfillment business is one where if you don’t have routes to do, the headcount goes down, not as a function of our cost reductions, but just as a function of the work not being there. I think that the headcount that’s going to be impacted is just making sure that the people in our construction business are as gainfully employed as they need to be given the overall amounts of work that are available.

Alex Rygiel - FBR Capital Markets — Analyst

Do you expect the routes within your fulfillment business to be lower in a month or two than they were a few months ago?

Steven Nielsen - Dycom Industries — President, CEO

At this point, we have not seen that. It’s more a function of the growth not being there as opposed to decline on a sequential basis.

Alex Rygiel - FBR Capital Markets — Analyst

What type of cost reductions, can you be a little bit more specific on that?

Steven Nielsen - Dycom Industries — President, CEO

Yes, you just make sure that you have the right number of productive people to address the available work. When you have a weather event or you have a temporary pause in customer spending, you tend to work crews together, you do other things to make sure that people are gainfully employed, but not as productive as you would like until you see how that resolves itself. To the extent that you think that it’s not going to resolve itself immediately, we will just have to park equipment and reduce field headcount. Or certainly, we’ll also release subcontractors to the extent that that makes sense.

Alex Rygiel - FBR Capital Markets — Analyst

One last question. As it relates to a notable contract extension that expired at calendar year end, was there a higher level of competition on that contract or a lower level of competition on that contract versus prior renegotiations?

Steven Nielsen - Dycom Industries — President, CEO

The process worked the way we expected it would work when we last talked in November.

Operator

Chris Walters, Epic Investment.

Chris Walters - Epic Investment — Analyst

I was wondering, can you comment on as you release subcontractors as a means to manage the cost structure, how that impacts your gross margin relative to letting go employees of Dycom themselves?

Steven Nielsen - Dycom Industries — President, CEO

We don’t look at it as a material shift one way or another. We try to manage our own people to the same gross margin expectations that we would have. Out of subcontractors, sometimes we address different types of work and different types of work may have different margins, but it’s not really a source question as much as it is the type of work that we tend to subcontract versus do ourselves.

Operator

Alan Mitrani, Sylvan Lake Asset Management.

Alan Mitrani - Sylvan Lake Asset Management — Analyst

Given the abruptness of the spending cease it sounds like in January, does that mean there’s a lot of equipment, capital equipment, not from your side, but I guess telco equipment, cable equipment and others as well that we should see an excess of equipment out there given the level of business?

Steven Nielsen - Dycom Industries — President, CEO

At this point, Alan, because it was broadly based, I know folks would like us to put a laser on one particular industry or the other. I think it’s a general spending slowdown and my expectation is that our customers would manage that very well like they generally do. So this is not like capital markets funded CLECs or emerging long-haul carriers where there were warehouses of equipment, these are customers that have been managing networks for decades and I’m sure they will do a good job of making sure they have the right stuff at the right time.

Operator

Mr. Nielsen, I’m showing that there are no further questions. I will turn it back to you for any closing comments you might have.

Steven Nielsen - Dycom Industries — President, CEO

Thank you all for your time and attention, and our current plan is to release full earnings results for the second quarter two weeks from today after market close, and we will have a conference call the next day. Thank you.

Operator

Thank you. Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and using AT&T executive teleconference. You may now disconnect.

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